Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 2005 Long-Term Incentive Plan) of our report dated August 11, 2004, with respect to the consolidated financial statements of Fox Entertainment Group, Inc. for the year ended June 30, 2004 included in News Corporation’s Current Report on Form 8-K filed on November 24, 2004 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

July 11, 2005